   As filed with the Securities and Exchange Commission on January 21, 1997

                                                  Registration No. _____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                            SYQUEST TECHNOLOGY, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      94-2793941
-------------------------------            ---------------------------------
   (State of incorporation)                (IRS Employer Identification No.)


                             47071 Bayside Parkway
                           Fremont, California 94538
                    (Address of principal executive offices)
                           __________________________

                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                           __________________________

                                Edwin L. Harper,
                     Chief Executive Officer and President
                            SYQUEST TECHNOLOGY, INC.
                             47071 Bayside Parkway
                           Fremont, California 94538
                                 (510) 226-4000
           (Name, address and telephone number of agent for service)
                           __________________________

                                   Copies to:

                              M. Greg Allio, Esq.
                           Christina M. O'Brien, Esq.
                        SHARTSIS, FRIESE & GINSBURG, LLP
                         One Maritime Plaza, 18th Floor
                        San Francisco, California 94111

                        CALCULATION OF REGISTRATION FEE


                                         Proposed
      Title of          Amount to        Maximum            Proposed Maximum
 Securities To Be           be         Offering Price      Aggregate Offering        Amount of
    Registered         Registered       Per Share (1)             Price           Registration Fee
--------------------   ------------   ---------------      -------------------    -----------------
Common Stock,               250,000          $3.2815            $820,375              $248.60
 $.001 par value,
 issuable upon
 exercise of
 options under
 1992 Non-
 Employee
 Director Stock
 Option Plan
---------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported in the Nasdaq National Market on January 15, 1997.

                         ----------------------------

     The contents of the Registrant's Registration Statements on Forms S-8 (File Nos. 33-48273 and 33-99372) as filed with the Securities and Exchange Commission on June 9, 1992 and November 15, 1995, respectively, are incorporated herein by reference.

     This Registration Statement covers 250,000 shares of the Registrant's Common Stock authorized to be issued under the Registrant's 1992 Non-Employee Director Stock Option Plan pursuant to an amendment to such Plan. The Registrant previously registered an aggregate of 150,000 shares of Common Stock issuable under such Plan on its Registration Statement on Form S-8 (File No. 33-48273) as filed with the Securities and Exchange Commission on June 9, 1992, and an aggregate of 100,000 shares issuable under the Plan on its Registration Statement on Form S-8 (File No. 33-99372) as filed with the Securities and Exchange Commission on November 15, 1995. Pursuant to Rule 429, the Prospectus relating to the shares registered pursuant to this Registration Statement also relates to the 150,000 shares of the Registrant's Common Stock registered pursuant to Registration Statement No. 33-48273 and the 100,000 shares of the Registrant's Common Stock registered on Registration Statement No. 33-99372 on Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are hereby incorporated by reference into this Registration
Statement:

     a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, including all documents incorporated by reference into such filing.

     b) The Registrant's Current Reports on Form 8-K dated October 31, 1996, as amended, November 11, 1996, November 25, 1996, December 2, 1996, and December 30, 1996.

     c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 8.  EXHIBITS.

     4.1 SyQuest Technology, Inc. 1992 Non-Employee Director Stock Option Plan (including Forms of Stock Option Grant and Stock Option Exercise Agreement), as amended.

     5.1   Opinion of Shartsis, Friese & Ginsburg, LLP.

     23.1  Consent of Ernst & Young LLP, independent auditors.

     23.2  Consent of Shartsis, Friese & Ginsburg, LLP (reference is made to
           Exhibit 5.1).

     24.1 Power of Attorney of certain officers and directors (reference is made to page II-2).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 21, 1997.

                                      SYQUEST TECHNOLOGY, INC.
                                      (Registrant)


                                      By:  /s/ Edwin L. Harper
                                           -------------------------------------
                                           Edwin L. Harper,
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin L. Harper and Henry Montgomery, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

        Signature                             Title                          Date
        ---------                             -----                          ----
/s/ Edwin L. Harper          Director, Chief Executive Officer and     January 21, 1997
--------------------------   President (Principal Executive
Edwin L. Harper              Officer)


/s/ Henry Montgomery         Vice President, Finance and Chief         January 21, 1997
--------------------------   Financial Officer (Principal Financial
Henry Montgomery             and Accounting Officer)


/s/ Edward L. Marinaro       Chairman of the Board of Directors,       January 21, 1997
--------------------------   Director
Edward L. Marinaro

/s/ C. Richard Kramlich      Director                                  January 21, 1997
--------------------------
C. Richard Kramlich

/s/ David I. Caplan          Director                                  January 21, 1997
--------------------------
David I. Caplan

/s/ Joseph Baia              Director                                  January 14, 1997
--------------------------
Joseph Baia

                                 EXHIBIT INDEX



                                                                   Sequentially
                                                                   Numbered Page
                                                                   -------------
4.1       SyQuest Technology, Inc. 1992 Non-Employee Director
          Stock Option Plan (including Forms of Stock Option
          Grant and Stock Option Exercise Agreement), as
          amended.
5.1       Opinion of Shartsis, Friese & Ginsburg, LLP.
23.1      Consent of Ernst & Young LLP, independent auditors.
23.2      Consent of Shartsis, Friese & Ginsburg, LLP
          (reference is made to Exhibit 5.1).
24.1      Power of Attorney of certain officers and directors
          (reference is made to page II-2).